Filed Pursuant to Rule 424(b)(3)
Registration No. 333-141505

PROSPECTUS

1,520,000 Shares
Dunn Mining Inc.

Common Stock

This prospectus relates to the resale of up to 1,520,000 shares of common stock of Dunn Mining Inc. by certain selling stockholders identified in this prospectus. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sales by the selling stockholders.

Our common stock is quoted on the Over-The-Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbol “DUNM.” To date no sales of our common stock have occurred on the OTC Bulletin Board. The last sale price for our common stock to investors was $0.05.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholders will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions. Selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

This offering is highly speculative and these securities involve a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 4.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2008.

Table of Contents

		PAGE
Summary		3
Risk Factors		4
-	If we do not obtain additional financing, our business will fail	4
-	Because we have not commenced business operations, we face a high risk of business failure	4
-	Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profitable operations in the future	5
-	Because our director owns 71.17% of our outstanding common stock, he could make or control corporate decisions that may be disadvantageous to other minority shareholders	5
-	Because our director has other business obligations, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	5
-	A purchaser is purchasing a penny stock which limits their ability to sell the stock	5
Forward-Looking Statements		5
Use of Proceeds		5
Determination of Offering Price		6
Dilution		6
Selling Shareholders		6
Plan of Distribution		9
Description of Securities		10
Interests of Named Experts and Council		12
Description of Business		12
Description of Property		12
Legal Proceedings		12
Market for Common Equity and Related Shareholder Issues		13
Financial Statements		14
Management’s Discussion and Analysis		33
Changes in and Disagreements with Accountants		34
Available Information		34
Reports to Security Holders		34
Directors, Executive Officers, Promoters and Control Persons		35
Executive Compensation		35
Security Ownership of Certain Beneficial Owners and Management		37
Certain Relationships and Related Transactions		37
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		37

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

Summary

Prospective investors are urged to read this prospectus in its entirety.

We owned a 100% interest in the one mineral claim comprising the Smoke property.  We purchased this claim from Terry Loney of Garsen, Ontario for a cash payment of $7,000.

However, we were unable to keep the mineral claim in good standing due to lack of funding and our interest in it has lapsed.

We are reviewing other potential acquisitions in the resource and non-resource sectors.  While we are in the process of completing due diligence reviews of several opportunities, there is no guarantee that we will be able to reach any agreement to acquire such assets.

Our plan of operation is to review other potential acquisitions in the resource and non-resource sectors. Currently, we are in the process of completing due diligence reviews of several business opportunities. We expect that these reviews could cost us a total of $20,000 in the next 12 months.

We were incorporated on April 4, 2006 under the laws of the state of Nevada.  Our principal offices are located at 9867 Okanagan Centre Road West, Lake Country, British Columbia, Canada.  Our telephone number is 250-385-8444.

The Offering:

Securities Being Offered	Up to 1,520,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board, or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 1,520,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k), or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of our registration statement.

Securities Issued and to be Issued	5,620,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	August 31, 2007	May 31, 2008
	(audited)	(unaudited)

Cash	$3,174	$3,428
Total Assets	$3,174	$3,428
Liabilities	$527	$22,536
Total Stockholders’ Equity	$2,647	$(19,108)

Statement of Operations

From Incorporation on
April 4, 2006 to May 31, 2008
(unaudited)

Revenue	$0
Net Loss	$(44,108)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete any acquisition of a business interest and fund its future development.  As of May 31, 2008, we had cash on hand of only $3,428.  We currently do not have any operations and we have no income.  We will require additional funds to review, acquire and develop business assets.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on April 4, 2006 and, to date, we have been involved primarily in organizational activities and the acquisition of a mineral property. We were unsuccessful in this initial business plan and are now seeking to acquire an interest in alternative assets. We may not be able to identify and acquire any interest in suitable business assets.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will fail.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $44,108. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing to meet our obligations, we will be insolvent and will cease business operations.

BECAUSE OUR DIRECTOR OWNS 71.17% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director owns approximately 71.17% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president intends to devote 20% of his business time to our affairs. It is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, our president may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,520,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933. The shares include the following:

1.
150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 29, 2006;

2.
850,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 5, 2006;

3.
300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 8, 2006;

4.
200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 11, 2006;

5.
20,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 16, 2006;

6.
60,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 16, 2006; and

7.
40,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 16, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Upon Of This Offering
Tracy R. Drury $101 – 3020 Alventory Way Vernon, BC V1T 5L4	50,000	50,000	Nil	Nil
Theodore Brown 5508 – Willow Place Vernon, BC V1T 3N9	50,000	50,000	Nil	Nil
Moon Huan Kim 101 – 236 East Georgia Street Vancouver, BC V6A 1Z7	50,000	50,000	Nil	Nil
Frank Tischik 4113 – 27th Street Vernon, BC V1T 2Y2	50,000	50,000	Nil	Nil
James David Russell 5221 Hartnell Rd. Vernon, BC V1B 3J4	50,0000	50,000	Nil	Nil
Robert Frank Koenig 9842 Hill Drive Vernon, BC V1B 3C8	50,000	50,000	Nil	Nil
Andy Dalglish 6015 Hwy 6 Vernon, BC V1B 3L9	100,000	100,000	Nil	Nil
Debby A. Byrne 235 Cypress Drive Coldstream, BC V1B 2Y1	100,000	100,000	Nil	Nil
Shelley Dalglish 6015 Hwy 6 Lavington, BC V1B 3L9	100,000	100,000	Nil	Nil
Patick Byrne 235 Cypress Drive Coldstream, BC V1B 2Y1	100,000	100,000	Nil	Nil
Don Byrne 973 Whitelane Rd. Vernon, BC V1B 3E7	100,000	100,000	Nil	Nil
Darren Baziw 2602 41st Vernon, BC V1T 3H	100,000	100,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Annette Campbell 1713 – 15th Avenue Vernon, BC V1T 9R4	100,000	100,000	Nil	Nil
Robben Jean Splawinski 3312 Hwy 6 Lumby, BC V0E 2G7	100,000	100,000	Nil	Nil
Katherine Ann Byrne 9867 O.K. Centre Rd. W. Okanagan Centre, BC V4V 2J3	100,000	100,000	Nil	Nil
Robert Ihaksi 886 Mt. Grazy Rd. Vernon, BC V1B 2Z2	100,000	100,000	Nil	Nil
Rod Kienlen 8711 Kalamalka Rd. Vernon, BC (need postal code)	100,000	100,000	Nil	Nil
Brett Day 305 – 3300 Centennial Drive Vernon, BC V1T 9M5	20,000	20,000	Nil	Nil
Linda Carr B5 – 59 North Fork Road Cherryville, BC V0E 2G3	20,000	20,000	Nil	Nil
Jennifer Chapman #32 – 2201 53rd Avenue Vernon, BC V1T 9N8	20,000	20,000	Nil	Nil
Kris Geary 866 Hwy 6 Cherryville, BC V0E 2G2	20,000	20,000	Nil	Nil
Julie Cullen 6-2306 39th Street Vernon, BC V1T 9L2	20,000	20,000	Nil	Nil
David Calder 3009 38 Street Vernon, BC V1T 6H7	20,000	20,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,620,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or at privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at par value of $0.001 per share.

Common Stock

As of September 4, 2008, there were 5,620,000 shares of our common stock issued and outstanding that are held by 26 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Madsen & Associates, Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

We owned a 100% interest in the one mineral claim comprising the Smoke property.  We purchased this claim from Terry Loney of Garsen, Ontario for a cash payment of $7,000.

However, we were unable to keep the mineral claim in good standing due to lack of funding and our interest in it has lapsed.

We are reviewing other potential acquisitions in the resource and non-resource sectors.  While we are in the process of completing due diligence reviews of several opportunities, there is no guarantee that we will be able to reach any agreement to acquire such assets.

Our plan of operation is to review other potential acquisitions in the resource and non-resource sectors. Currently, we are in the process of completing due diligence reviews of several business opportunities. We expect that these reviews could cost us a total of $20,000 in the next 12 months.

Employees

We have no employees as of the date of this prospectus other than our one director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description of Property

We do not own or lease any property.

Legal Proceedings

We are currently not party to any legal proceedings.  Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

While our shares are quoted for trading on the OTC Bulletin Board under the symbol “DUNM”, there is no liquid market for our stock.  We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

Stockholders of Our Common Shares

As of the date of this prospectus, we have 26 registered shareholders.

Rule 144 Shares

A total of 4,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 56,200 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. The resale provisions of Rule 144 do not apply to securities issuers with no or nominal operations and no or nominal non-cash assets.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from April 4 (inception) to August 31, 2007 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

3.	Unaudited financial statements for the period ending May 31, 2008 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Notes to Financial Statements

Dunn Mining Inc.

(An Exploration Stage Company)

Financial Statements

August 31, 2007

Dunn Mining Inc.
(An Exploration Stage Company)
Las Vegas, Nevada

Report of Independent Registered Accounting Firm

We have audited the accompanying balance sheet of Dunn Mining Inc. (An Exploration Stage Company) as of August 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended August 31, 2007 and for the period from the date of inception (April 4, 2006) to August 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material aspects, the financial position of Dunn Mining Inc. (An Exploration Stage Company) as of August 31, 2007, and the results of its operations and cash flows for the year ended August 31, 2007 and for the period from date of inception (April 4, 2006) to August 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Dunn Mining Inc. (An Exploration Stage Company) will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Madsen & Associates CPA’s, Inc.
November 28, 2007
Salt Lake City, Utah

Dunn Mining Inc.
(An Exploration Stage Company)
Balance Sheet
August 31, 2007

ASSETS
Current Assets:
Cash and cash equivalents	$3,174
Total Assets	3,174

LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued Liabilities	$527
Total Liabilities	527

Stockholders' Equity:
Common Stock, $.001 par value;
authorized 75,000,000 shares; 5,620,000 shares issued
and outstanding	5,620
Additional Paid-In Capital	19,380
Deficit Accumulated during Exploration Stage	(22,353)
Total Stockholders' Equity	2,647

Total Liabilities and Stockholders' Equity	$3,174

See accompanying notes to the financial statements.

Dunn Mining Inc.
(An Exploration Stage Company)
Statements of Operations

			Cumulative
		From inception	from inception
	Year ended	(April 4, 2006)	(April 4, 2006)
	August 31,	to August 31,	to August 31,
	2007	2006	2007

Revenues		$-	$-

Operating Expenses:
Impairment loss on mineral property		7,000	7,000
Office Expenses	132	648	780
General and Administrative	14,531	42	14,573
Total Operating Expenses	14,663	7,690	22,353

Net Income	$(14,663)	$(7,690)	$(22,353)

Earnings per share:

Weighted Average Shares Outstanding	5,620,000	5,326,000

Basic and Diluted	$(0.00)	$(0.00)

See accompanying notes to the financial statements

Dunn Mining Inc.
(An Exploration Stage Company)
Statements of Cash Flows

			Cumulative
		From inception	from inception
	Year ended	(April 4, 2006)	(April 4, 2006)
	August 31,	to August 31,	to August 31,
	2007	2006	2007
Cash Flows from Operating Activities:

Net Income	$(14,663)	$(7,690)	$(22,353)

Adjustments to reconcile net income to net cash
provided by operating activities:
Changes in assets and liabilties:
Accrued Liabilities	(7,023)	7,550	$527

Net cash used by Operating Activities	(21,686)	(140)	(21,826)

Cash Flows from Investing Activities:		-	-

Cash Flows from Financing Activities:
Stock issued for Cash	-	25,000	$25,000

Net cash provided by Financing Activities	-	25,000	25,000

Net Increase (Decrease) in Cash	(21,686)	24,860	3,174

Cash at Beginning of Period	24,860	-	-

Cash at End of Period	$3,174	$24,860	$3,174

See accompanying notes to the financial statements

Dunn Mining Inc.
(An Exploration Stage Company)
Statements of Stockholders’ Equity
For the period from inception (April 4, 20006) to August 31, 2007
				Deficit
				Accumulated
	Common Stock		Additional	During
			Paid-In	Exploration	Total
	Shares	Amount	Capital	Stage	Equity

BALANCE - April 4, 2006	-	-	-	-	-

Common Stock issued for cash
April 28, 2006 - valued at $.001	4,000,000	4,000	-	-	4,000
Common Stock issued for cash
April 29, 2006 - valued at $.01	150,000	150	1,350		1,500
Common Stock issued for cash
May 5, 2006 - valued at $.01	850,000	850	7,650		8,500
Common Stock issued for cash
May 8, 2006 - valued at $.01	300,000	300	2,700		3,000
Common Stock issued for cash
May 11, 2006 - valued at $.01	200,000	200	1,800		2,000
Common Stock issued for cash
May 15, 2006 - valued at $.05	20,000	20	980		1,000
Common Stock issued for cash
May 16, 2006 - valued at $.05	60,000	60	2,940		3,000
Common Stock issued for cash
May 19, 2006 - valued at $.05	40,000	40	1,960		2,000

Net (loss)	-	-	-	(7,690)	(7,690)

BALANCE - August 31, 2006	5,620,000	5,620	19,380	(7,690)	17,310

Net (loss)				(14,663)	(14,663)

BALANCE - August 31, 2007	5,620,000	5,620	19,380	(22,353)	2,647

See accompanying notes to the financial statements

Dunn Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
August 31, 2007

1.  HISTORY

Dunn Mining Inc. (the Company) was incorporated under the laws of the State of Nevada, U.S. on April 4, 2006. The Company’s fiscal year end is August 31.

During the year ended August 31, 2006, the Company commenced operations by issuing shares and acquiring a mineral interest located in the Province of British Columbia, Canada. The Company has not yet determined whether this property contains reserves that are economically recoverable.

The Company is an exploration stage company as defined in Statement on Financial Accounting Standard No. 7 (SFAS 7) (Accounting and Reporting by Development Stage Companies). Further, as a “reporting company” pursuant to the Securities Exchange Act of 1934, as amended, the Company’s financial reports include the information required by provisions of Regulation S-X under that Act, and specifically Industry Guide 7 therein, applicable to the companies engaged in mineral exploration and development.

2.  SIGNIFICANT ACCOUNTING POLICIES

(a)         Accounting Methods and Basis of Presentation

The Company recognizes income and expense based on the accrual method of accounting. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

(b)         Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(c)         Mineral Property Costs

The Company has been in the exploration stage since its inception on April 4, 2006 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Dunn Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
August 31, 2007

2.  SIGNIFICANT ACCOUNTING POLICIES (continued)

(d)         Basic and Diluted Net Loss Per Share

Basic net loss per share amounts are computed based on the weighted average number of shares actively outstanding in accordance with SFAS 128 “Earnings Per Share.”  Diluted net loss per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidultive and then only the basic per share amounts are shown in the report. As of August 31, 2007, the Company had no common stock equivalents outstanding.

(e)         Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recognized when it is more likely than not, that such tax benefit will not be realized. On August 31, 2007, the Company had a net operating loss to be carried forward in the amount of $22,353. The tax benefit of approximately $7,800 has been fully offset by a valuation reserve because the use of the future benefit is doubtful since the Company has not generated taxable income since inception. The net operating loss expires starting in 2026.

(f)         Fair Value of Financial Instruments

The carrying value of cash and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

(g)         Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

(h)         Stock Based Compensation

The Company accounts for stock based compensation using SFAS 123R. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended August 31, 2006. For the year ended August 31, 2007 the Company did not record any compensation expense as no stock based awards were issued or outstanding.

Dunn Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
August 31, 2007

2.  SIGNIFICANT ACCOUNTING POLICIES (continued)

(i)         Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent account pronouncements will have a material effect on its financial statements.

(j)         Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

(k)         Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. As of August 31, 2007 and 2006, the Company had no cash equivalents.

(l)         Concentration of Credit Risk

The Company does not have any concentration of credit risk.

(m)                   Reclassifications

Certain reclassifications have been made in the financial statements to conform to current year presentation.

3.  MINERAL INTERESTS

On May 14, 2006, the Company entered into a mineral property purchase agreement to acquire a 100% interest in one mineral claim located in the Omineca Mining Division, BC, for total consideration of $7,000. This agreement was subsequently executed upon payment. During the year ended August 31, 2006, the Company determined that the carrying amount of the mineral property was in excess of its estimated fair value and recognized an impairment loss on mineral property costs of $7,000.

4.  COMMON STOCK

The Company has authorized 75,000,000 shares of common stock with a par value of $.001 per share. During the year ended August 31, 2006, the Company issued 5,620,000 shares of common stock for total cash proceeds of $25,000.

Dunn Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
August 31, 2007

5.  GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $22,353 as at August 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with cash on hand, loans from directors, and/or private placement of common stock.

Dunn Mining Inc.

(An Exploration Stage Company)

Unaudited Financial Statements

May 31, 2008

DUNN MINING INC. (An Exploration Stage Company) Balance Sheets

Assets
	May 31, 2008	August 31, 2007
	(Unaudited)	(Audited)
Current Assets
Cash	$3,428	$3,174

Total Assets	3,428	3,174

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued liabilities	-	527
Loans from related party	22,536	-

Total Current Liabilities	22,536	527

Stockholders’ Equity
Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001
Issued and outstanding:
5,620,000 common shares	5,620	5,620
Additional paid-in-capital	19,380	19,380
Deficit accumulated during the exploration stage	(44,108)	(22,353)

Total stockholders’ equity	(19,108)	2,647

Total liabilities and stockholders’ equity	$3,428	$3,174

See accompanying notes to the financial statements

DUNN MINING INC. (An Exploration Stage Company) Statements of Operations (Unaudited)

	Three Months Ended May 31, 2008	Three Months Ended May 31, 2007	Nine Months Ended May 31, 2008	Nine Months Ended May 31, 2007	Cumulative from April 4, 2006 (Inception) to May 31, 2008

Bank charges and interest	$29	$43	$153	$109	$327
Filing and transfer agent fees	171	200	12,504	200	17,934
Impairment loss on mineral property costs	-	-	-	-	7,000
Office expenses	66	-	66	-	714
Professional fees	1,732	4,954	9,032	8,624	18,133

Net loss	$(1,998)	$(5,197)	$(21,755)	$(8,933)	$(44,108)

Loss per share – Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	5,620,000	5,620,000	5,620,000	5,620,000

See accompanying notes to the financial statements

DUNN MINING INC. (An Exploration Stage Company) Statements of Cash Flows (Unaudited)

	Nine Months Ended May 31, 2008	Nine Months Ended May 31, 2007	Cumulative from April 4, 2006 (Inception) to May 31, 2008

Cash flows from operating activities
Net loss	$(21,755)	$(8,933)	$(44,108)
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	(527)	(6,596)	-

Net cash used in operations	(22,282)	(15,529)	(44,108)
Cash flows from investing activities	-	-	-
Cash flows from financing activities
Loans from related party	22,536	-	22,536
Shares subscribed for cash		-	25,000

Net cash provided by financing activities		-	47,536

Net increase (decrease) in cash	254	(15,529)	3,428

Cash beginning	3,174	24,860	-

Cash ending	$3,428	$9,331	$3,428

Supplemental cash flow information:
Cash paid for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

See accompanying notes to the financial statements

DUNN MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
May 31, 2008
(Unaudited)

1.           NATURE AND CONTINUANCE OF OPERATIONS

Dunn Mining Inc. (“the Company”) was incorporated under the laws of State of Nevada, U.S. on April 4, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company’s year end August 31.  The Company is in the exploration stage of its resource business.  During the period ended August 31, 2006, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of British Columbia, Canada.  The Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

The accompanying unaudited financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to financial statements included in the report on Form 10-KSB of Dunn Mining Inc. for the year ended August 31, 2007. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods have been made and are of a normal, recurring nature. Operating results for the three and nine months ended May 31, 2008 are not necessarily indicative of the results that may be expected for any interim period or the entire year. For further information, these financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the year ended August 31, 2007 included in the Company’s report on Form 10-KSB.

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

The Company has been in the exploration stage since its inception on April 4, 2006 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

DUNN MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
May 31, 2008
(Unaudited)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At May 31, 2008 a valuation allowance has been recorded to offset the deferred tax asset associated with net operating losses.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

DUNN MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
May 31, 2008
(Unaudited)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended August 31, 2006. The Company did not record any compensation expense for the period ended May 31, 2008 because there were no stock options outstanding prior to the adoption or at May 31, 2008, .

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material effect on the Company’s future reported financial position or results of operations.

3.           MINERAL INTERESTS

On May 14, 2006, the Company entered into a mineral property purchase agreement to acquire a 100% interest in one mineral claim located in the Omineca Mining Division, BC for total consideration of $7,000. During the year ended August 31, 2006, the Company determined that the carrying amount of the mineral property was in excess of its estimated fair value and recognized an impairment loss on mineral property costs of $7,000.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

4.           COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share and no other class of shares is authorized.

During the year ended August 31, 2006, the Company issued 5,620,000 shares of common stock for total cash proceeds of $25,000. At May 31, 2008 there were no outstanding stock options or warrants.

5.           INCOME TAXES

As of May 31, 2008, the Company had net operating loss carry forwards of approximately $44,108 that may be available to reduce future years’ taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

DUNN MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
May 31, 2008
(Unaudited)

6.           GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $44,108 as at May 31, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

7.           LOANS FROM RELATED PARTY

During the period ended May 31, 2008, Directors of the Company have loaned $22,536 to the Company, bearing no interest and payable on demand.

Management’s Discussion and Analysis

Plan of Operation

Our plan of operation for the twelve months following the date of this filing is to review other potential acquisitions in the resource and non-resource sectors.  Currently, we are in the process of completing due diligence reviews of several business opportunities.  We expect that these reviews could cost us a total of $20,000 in the next 12 months.

In the next 12 months, we also anticipate spending the following over the next 12 months on administrative fees:

*         $2,000 on legal fees
*         $8,500 on accounting and audit fees
*         $500 on EDGAR filing fees
*         $1,000 on general administration costs

Total expenditures over the next 12 months are therefore expected to be approximately $32,000.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our director, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results Of Operations For The Fiscal Year Ended August 31, 2007

We did not earn any revenues during the fiscal year ended August 31, 2007.

We incurred operating expenses in the amount of $14,663 in the fiscal year ended August 31, 2007 as compared to expenses of $7,690 in fiscal 2006.  These operating expenses were comprised of bank charges and interest costs of $132, filing and transfer agent fees of $5,430, and professional fees of $9,101. At August 31, 2007, our assets consisted of $3,174 in cash.  At the same date, our liabilities consisted of $527.

We have not attained profitable operations and are dependent upon obtaining financing to pursue further activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Results of Operations for the Nine Month Period Ended May 31, 2008

We did not earn any revenues during the nine-month period ended May 31, 2008.

We incurred operating expenses in the amount of $21,755 for the nine-month period ended May 31, 2008. These operating expenses were comprised of bank charges and interest of $153, filing and transfer agent fees of $12,504, office expenses of $66, and professional fees of $9,032.

At May 31, 2008, we had total assets of $3,428, consisting entirely of cash, and total liabilities of $22,536, consisting of loans from related party of $22,536.

Results of Operations for the Nine Month Period Ended May 31, 2007

We did not earn any revenues during the nine-month period ended May 31, 2007.

We incurred operating expenses in the amount of $8,933 for the nine-month period ended May 31, 2007. These operating expenses were comprised of bank charges and interest of $109, filing and transfer agent fees of $200, and professional fees of $8,624.

Results of Operations for the Three Month Period Ended May 31, 2008

We did not earn any revenues during the three-month period ended May 31, 2008.

We incurred operating expenses in the amount of $1,998 for the three-month period ended May 31, 2008. These operating expenses were comprised of bank charges and interest of $29, filing and transfer agent fees of $171, office expenses of $66, and professional fees of $1,732.

Results of Operations for the Three Month Period Ended May 31, 2007

We did not earn any revenues during the three-month period ended May 31, 2007.

We incurred operating expenses in the amount of $5,197 for the three-month period ended May 31, 2007. These operating expenses were comprised of bank charges and interest of $43, filing and transfer agent fees of $200, and professional fees of $4,954.

Results of Operations for the Period from April 4, 2006 (inception) to May 31, 2008

No revenues were earned during this period.

During this period we incurred operating expenses in the amount of  $44,108. These operating expenses were comprised of bank charges and interest of $327, an impairment loss on mineral property costs of $7,000, filing and transfer agent fees of $17,934, professional fees of $18,133, and office expenses of $714.

We have not attained profitable operations and are dependent upon obtaining financing to pursue further activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.

Since the effectiveness of our registration statement on August 2, 2007, we have filed reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, interim reports on Form 10-QSB and post effective amendments on Form S-1.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Gregory Paul Byrne	46

Executive Officers:

Name of Officer	Age	Office
Gregory Paul Byrne	46	President, Chief Executive Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Gregory Paul Byrne has acted as our President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer and as a director since our incorporation on April 4, 2006.  Since April, 2006 he has been the owner operator of R & G Mechanical Contractors Ltd., a plumbing and heating contractor located in Lake Country, B.C. From May, 2004 until April, 2006 he was employed as a supervisor by Combined Mechanical Contractors Ltd., a plumbing and heating contractor located in Vernon, B.C.. From November, 2003 until April, 2004 he was employed as a supervisor by Richardson Mechanical Ltd., a plumbing and heating contractor located in Kelowna, B.C. From September, 2003 until October, 2003 he was employed as a plumber/gas fitter by Bry-Mac Mechanical Ltd., a plumbing and heating contractor located in Vernon, B.C. From July, 2000 until September, 2003 he was employed as an owner/office manager by B.C. Oilfields Ltd., an oil field equipment supply firm located in Vernon, B.C.

Mr. Byrne does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Byrne intends to devote 20% of his business time per week to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 4, 2006 to August 31, 2007 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Gregory Byrne President, CEO, Secretary, Treasurer and a director	2008	None	None	None	None	None	None	None	None
	2007	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Gregory Byrne. We do not pay him any amount for acting as a director.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at September 4, 2008. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common	Gregory Byrne	4,000,000	71.17%
Stock	President, Chief	Shares
	Executive Officer,
	Secretary, Treasurer
	and Director
	9867 Okanagan Centre Road W.
	Lake Country, BC, Canada
	V4V 2J3

Common	All Officers and Directors	4,000,000	71.17%
Stock	as a group that consists of	shares
	one person

The percent of class is based on 5,620,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

* Our sole promoter, Gregory Paul Byrne;

* Any relative or spouse of any of the foregoing persons who has the same house as such person;

* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.